Exhibit 99.1

NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com

XenoPort Reports First Quarter Financial Results

SANTA CLARA, CA — May 10, 2006 — XenoPort, Inc. (Nasdaq: XNPT) announced today its financial results for the first quarter ended March 31, 2006.  Revenues for the quarter were $1.3 million, compared to $2.8 million for the same period in 2005.  Net loss for the first quarter was $15.0 million, compared to a net loss of $9.7 million for the same period in 2005. On a non-GAAP basis, after excluding non-cash stock-based compensation expense, net loss for the first quarter was $13.9 million, compared to a net loss of $8.8 million for the same period in 2005. At March 31, 2006, XenoPort had cash and cash equivalents and short-term investments of $78.1 million.

XenoPort Product Candidate Highlights
Since the start of the first quarter of 2006, XenoPort has:

•

Commenced its Phase 3 clinical program with the initiation of a randomized, placebo-controlled clinical trial (XP052) testing 1200 mg of XP13512 taken once daily as a potential treatment of Restless Legs Syndrome, or RLS, triggering a $10.0 million milestone payment from Astellas Pharma Inc.

•	Initiated a Phase 3 clinical trial (XP060) that is intended to evaluate the long-term efficacy of XP13512 using a placebo-controlled, “randomized withdrawal” design.

•	Presented additional data on XP13512 as a potential treatment for RLS at the American Academy of Neurology meeting.

•	Presented additional data on XP13512 as a potential treatment for post-herpetic neuralgia, or PHN, at the American Pain Society meeting.

•	Reported results of an ascending dose Phase 1 clinical trial of XP19986.

•	Enrolled patients in a Phase 2a clinical trial of XP19986 as a potential treatment for gastroesophageal reflux disease, or GERD.

Ronald W. Barrett, Ph.D., chief executive officer of XenoPort, stated, “Our quarterly financial results reflect the expansion of our clinical development program.  Our Phase 3 clinical program for XP13512 as a potential treatment for RLS was initiated in the first quarter, and we are now actively recruiting and enrolling patients in two Phase 3 clinical trials.  Our plan is to initiate additional trials later this year, with a goal of filing an NDA in the second half of 2008.

“We continue to conduct our Phase 2a clinical trial of XP19986 for the treatment of GERD.  This single-dose, dose-escalating, crossover study is designed to provide us with important information about the ability of XP19986 to reduce reflux episodes in patients with GERD.  Top-line results are expected by mid-year.”

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XenoPort Reports First Quarter Financial Results (con’t)	Page 2

XenoPort First Quarter 2006 Financial Results
Revenues for the first quarter of 2006 were $1.3 million, compared to $2.8 million for the same period in 2005.  The decline in first quarter revenues was primarily due to the conclusion of our research collaborations with ALZA Corporation in March 2005 and Pfizer Inc in November 2005, partially offset by the recognition of revenue associated with our Astellas agreement.

Research and development expenses for the first quarter of 2006 were $13.7 million, compared to $10.4 million for the same period in 2005. The increase in expenses was primarily due to increased development activities for XP13512 and XP19986, as well as the recognition of costs related to stock-based compensation expense resulting from the adoption of the Statement of Financial Accounting Standards No. 123R, or SFAS 123R, Share-Based Payment.

General and administrative expenses were $3.4 million for the first quarter of 2006, compared to $2.3 million for the same period in 2005.  The increase in expenses was primarily due to increased personnel costs as well as increased professional services.

Net loss for the first quarter of 2006 was $15.0 million, compared to a net loss of $9.7 million for the same period in 2005.  Loss applicable to common stockholders, which includes convertible preferred stock dividends, was $15.0 million for the first quarter of 2006, compared to $10.2 million for the same period in 2005.  Basic and diluted loss per share applicable to common stockholders was $0.77 for the first quarter of 2006, compared to $5.82 for the same period in 2005.

At March 31, 2006, XenoPort had cash and cash equivalents and short-term investments of $78.1 million.

Conference Call
XenoPort will host a conference call at 5:00 p.m. Eastern Time today.  To access the conference call via the Internet, go to www.XenoPort.com.  To access the live conference call via phone, dial 1-888-275-3514.  International callers may access the live call by dialing 1-706-679-1417.

The replay of the conference call may be accessed via the Internet, at www.XenoPort.com, or via phone at 1-800-642-1687 for domestic callers or 1-706-645-9291 for international callers.  The reference number to enter the call and the replay of the call is 8125905.

About XenoPort
XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs.  XenoPort’s most advanced product candidate, XP13512, has commenced a Phase 3 clinical program for the treatment of Restless Legs Syndrome, or RLS, and has successfully completed a Phase 2a clinical trial for the management of post-herpetic neuralgia.

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XenoPort Reports First Quarter Financial Results (con’t)	Page 3

XenoPort has also completed two Phase 1 clinical trials of XP19986, a Transported Prodrug of R-baclofen.  These trials demonstrated that a prototype formulation of XP19986 was suitable for twice-a-day dosing and was well tolerated with few adverse events at the doses expected to be used in future clinical trials.  XenoPort has commenced a Phase 2a clinical trial of XP19986 in gastroesophageal reflux disease, or GERD, patients.

To learn more about XenoPort, please visit the web site at www.XenoPort.com.

Forward-Looking Statements This press release contains “forward-looking” statements, including, without limitation, all statements related to our future clinical development programs for XP13512 and XP19986 and the timing thereof; the therapeutic and commercial potential of XP13512 and XP19986; future clinical development plans; and our future clinical trials.  Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon XenoPort’s current expectations.  Forward-looking statements involve risks and uncertainties.  XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the ability of the company to successfully conduct clinical trials for XP13512 and XP19986; the uncertainty of the FDA approval process and other regulatory requirements; and the therapeutic and commercial value of the company’s compounds.  These and other risk factors are discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 17, 2006.  XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

XenoPort and Transported Prodrug are U.S. trademarks of XenoPort, Inc.

XNPT2F

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XENOPORT, INC.

BALANCE SHEETS
(Unaudited)

	March 31, 2006	December 31, 2005

	(in thousands)
Current assets:
Cash and cash equivalents	$18,783	$22,088
Short-term investments	59,278	69,830
Accounts receivable	10,055	55
Other current assets	2,288	2,461

Total current assets	90,404	94,434
Property and equipment, net	3,583	3,807
Long-term assets and other	3,691	3,667

Total assets	$97,678	$101,908

Current liabilities:
Short-term liabilities	$19,020	$9,118
Short-term borrowings	692	714

Total current liabilities	19,712	9,832
Other long term liabilities	25,274	25,754
Long-term borrowings	524	680
Stockholders’ equity:
Common stock	20	19
Additional paid-in capital	207,069	205,566
Accumulated deficit	(154,921)	(139,943)

Total stockholders’ equity	52,168	65,642

Total liabilities and stockholders’ equity	$97,678	$101,908

XENOPORT, INC.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,

	2006	2005

	(in thousands, except per share amounts)
Revenues:
Collaboration revenue	$1,288	$2,707
Grant revenue	—	86

Total revenues	1,288	2,793

Operating expenses:
Research and development	13,746	10,426
General and administrative	3,406	2,303

Total operating expenses	17,152	12,729

Loss from operations	(15,864)	(9,936)
Interest income	937	338
Interest expense	(51)	(71)

Net loss	(14,978)	(9,669)
Convertible preferred stock dividends	—	(563)

Loss applicable to common stockholders	$(14,978)	$(10,232)

Basic and diluted loss per share applicable to common stockholders	$(0.77)	$(5.82)

Shares used to compute basic and diluted loss per share applicable to common stockholders	19,516	1,759

Reconciliation of GAAP to non-GAAP net loss:

GAAP net loss	$(14,978)	$(9,669)
Non-GAAP adjustment for stock-based compensation expense:
Research and development	574	218
General and administrative	530	674

Non-GAAP net loss	$(13,874)	$(8,777)

XenoPort uses non-GAAP net loss as a financial measure in analyzing financial results because it is useful to investors and management in evaluating XenoPort’s ongoing operational performance and trends. XenoPort’s management believes that excluding the impact of non-cash, stock-based compensation permits a more direct comparison of results that provides meaningful supplemental information to both management and investors and enhances an overall understanding of XenoPort’s core operating results.  Non-GAAP amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes.

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